Exhibit 99.1

Contact:  Nadine Padilla

Vice President, Corporate

& Investor Relations

(858) 805-2820

npadilla@biosite.com

Nicole Beckstrand

Media Relations

(858) 805-2803

nbeckstrand@biosite.com

August 29, 2005

BIOSITE® INCORPORATED RECEIVES CLIA WAIVER FOR TRIAGE® BNP TEST

Expands Access to Rapid Test for Heart Failure

SAN DIEGO – Biosite® Incorporated (Nasdaq: BSTE) today announced that the U.S. Food and Drug Administration has granted a CLIA waiver for its Triage® BNP Test, substantially expanding healthcare professionals’ access to the 15-minute blood test to aid in the diagnosis and assessment of patients with symptoms of heart failure.  The CLIA waiver will expand access to the test among physician office laboratories and decentralized hospital sites of service, allowing more patients to benefit from rapid evaluation.

“Early detection and aggressive treatment is the best way to slow progression of heart failure and reduce its high morbidity and mortality,” said Jay N. Cohn, M.D., professor of medicine at the University of Minnesota. “To the extent that BNP assays can aid in that early detection, it is a valuable contribution to effective healthcare.”

“Receiving waived status for the Triage BNP Test is a significant milestone that nearly triples the number of cardiology, family practice and internal medicine practices with access to BNP testing,” said Kim Blickenstaff, Biosite chairman and chief executive officer.  “While approximately 103,000 U.S. physician office laboratories can perform use the Triage BNP Test, our efforts will focus on the 55,000 physician practices that most commonly treat heart failure patients.

“We believe this market expansion can contribute to growth in 2006 and we will immediately intensify efforts aimed at expanding adoption of BNP among healthcare professionals in non-hospital settings.”

-more-

The Triage BNP Test is a rapid immunoassay blood test that aids in the diagnosis of congestive heart failure (also known as heart failure), assessment of disease severity and in the risk stratification of patients with acute coronary syndromes (ACS).  Previously, use of the test in physician office laboratories was limited to the approximately 18,000 facilities licensed to perform moderately complex tests.

While the American Heart Association (AHA) reports that approximately 550,000 new cases of heart failure were diagnosed in 2002, many people are not diagnosed until the disease has reached an advanced stage.  If left untreated, heart failure, which impairs cardiac function and reduces blood flow, can result in tissue and organ damage.  Symptoms, including shortness of breath, chest pain, fatigue, swelling and loss of appetite, often occur in the late stages of the disease, after irreversible heart damage has already occurred.

Well-suited for use in physician office laboratories and other point-of-care sites, the Triage BNP Test can be performed in approximately 15 minutes, ensuring that results are available during an office visit. The procedure involves placing a few drops of blood on a disposable test device, which is then inserted into the Biosite Triage Meter. The small, portable instrument scans the test device and utilizes fluorescence technology to measure the level of BNP in a patient’s sample.  Biosite received FDA clearance to market the Triage BNP Test in November 2000.

“The capacity to rapidly measure BNP in clinical settings such as physician offices and outpatient clinics will provide clinicians with an important tool to catch heart failure in the earlier stages and improve patient management,” said Norman Paradis, M.D., Biosite vice president of medical affairs.

About Heart Failure

A disease of epidemic proportions, heart failure places a significant burden on the American public and its healthcare system.  The AHA reports that in 2002 in the United States nearly 5 million individuals suffered from heart failure, with 550,000 new cases diagnosed each year.  The AHA also estimates that direct medical costs for heart failure will amount to $25.3 billion in 2005, including $14.7 billion for hospitalization alone.  The disorder has been estimated to be the cause for 12 to 15 million physician office visits and 6.5 million hospital days each year.(i)

Despite therapeutic advances, the toll of heart failure remains high. According to the AHA, deaths from heart failure increased 35 percent, from 1999 to 2002, outpacing the 7.7 increase in the overall U.S. death rate. Over 70 percent of men and women under age 65 who have heart failure will die within eight years of diagnosis. Additionally, in people diagnosed with heart failure, sudden cardiac death occurs at six to nine times the rate of the general population.

There are a number of tests a doctor can perform when diagnosing a patient who may have heart failure. Generally, a patient history, physical examination and chest X-ray are performed, but these may not always confirm or reject the diagnosis.  Some patients receive an echocardiogram, but the test is expensive, and not always readily available.

About BNP

BNP, b-type natriuretic peptide, is a naturally occurring hormone in the body.  When the heart is unable to pump blood efficiently, BNP is produced to ease its workload.  BNP appears to relax blood vessels (vasodilation), increase the excretion of sodium (natriuresis) and fluid (diuresis) and decrease neurohormones that lead to vessel constriction, fluid retention and elevated blood pressure.

In 1997, Biosite secured a semi-exclusive license to BNP from Scios Inc., which became a subsidiary of Johnson & Johnson in 2003.  The license covers technology and patents for use in developing a test that aids in the diagnosis of heart failure by measuring levels of BNP.

Since its commercial introduction in 2000, BNP testing has been an accurate and objective tool for doctors seeking to diagnose heart failure, assess the severity of the disease, and risk stratify patients with ACS.  Guidelines issued by the AHA and American College of Cardiology earlier this month state that BNP measurements can be useful in the evaluation of patients presenting in the urgent care setting in whom the diagnosis of heart failure is uncertain.

About CLIA

Diagnostic test systems are classified into one of two CLIA regulated categories based on their potential risk to public health. Waived tests are tests that the FDA has determined are sufficiently simple and accurate to be made widely available to healthcare professionals.

About Biosite Incorporated

Biosite Incorporated is a leading bio-medical company commercializing proteomics discoveries for the advancement of medical diagnosis. The Company’s products contribute to improvements in medical care by aiding physicians in the diagnosis of critical diseases and health conditions. Biosite’s Triage® rapid diagnostics are used in approximately 50 percent of U.S. hospitals and in more than 50 international markets.  Information on Biosite can be found at www.biosite.com.

Physicians interested in the Triage BNP Test may contact one of Biosite’s authorized distributors: Physician Sales and Service (PSS) at (904)332-3000; Henry Schein/Caligor at (631)-843-5500; or Fisher Healthcare at (800)640-0640.

Media Information

Backgrounders, fact sheets, captioned photos and b-roll footage are available for the media. Please contact the Company for more information.

Except for the historical information presented herein, matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including but not limited to statements that are preceded by, followed by, or that include the words “will”; “believes”; “should”; “intends”; “anticipates”; “plans”; “expects”; “estimates”; or similar statements are forward-looking statements. Forward looking statements include statements suggesting that waived status for the Triage BNP Test will afford greater access to the test that could contribute to Biosite’s growth in 2006, and statements concerning Biosite’s efforts to expand adoption of the Triage BNP Test among healthcare professionals in non-hospital settings, either directly or through distributors. Risks and uncertainties include risks associated with the introduction of competitive products from companies with greater capital and resources, risks that Biosite’s ongoing clinical trials aimed at demonstrating the value of BNP testing in non-hospital healthcare sites will not be completed when expected or that they will not provide satisfactory results, risks that Biosite will be unable to successfully intensify marketing efforts and expand and deploy a direct sales effort in domestic markets, risks that Biosite’s domestic distributors will be unable to successfully market and sell the Triage BNP Test in non-hospital settings, and risks and expenses associated with litigation, contract disputes, patent conflicts (including risks associated with Biosite’s ongoing litigation with Roche Diagnostics and several of its related companies), product recalls, manufacturing constraints, backlog, delays or inefficiencies, shipment problems, seasonal customer demand, the timing of significant orders, changes in reimbursement policies, regulatory changes, competitive pressures on average selling prices, and the other risks detailed in Biosite’s most recent Annual Report on Form 10-K, as amended Quarterly Reports on Form 10-Q and other SEC filings. Biosite disclaims, however, any intent or obligation to update these forward-looking statements. Copies of Biosite’s public disclosure filings are available from the investor relations department.

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Biosite®, Triage® and New Dimensions in Diagnosis® are registered trademarks of Biosite Incorporated.  The Company’s logo is a trademark of Biosite Incorporated.

(i)             O’Connell JB, Bristow MR. Economic impact of heart failure in the United States: time for a different approach. J Heart Lung Transplant 1994;13S107-12